                                                                    EXHIBIT 4.5

                                                    Execution Copy

                              AMENDMENT NO. 2 TO
                            STOCKHOLDERS AGREEMENT


     This Amendment No. 2 to the Stockholders Agreement (the "Amendment") is made and entered into as of June 23, 1997 by and among Physicians Quality Care, Inc., a Delaware corporation (the "Company"), the Bain Initial Investors, ABS Capital Partners II, L.P., a Delaware limited partnership, Russell Roy, Steve Schuh, Stanley Blaylock, Dick Franyo, Christopher Camut, Terry Hyman, Brent Milner, Kathy Coffey, Mark Klausner, Michael Singer, Stuart Smith and Gary Lessing (collectively, the "Capital Investors"), GS Capital Partners II, L.P., Goldman, Sachs & Co. Verwaltungs GmbH, GS Capital Partners II Offshore, L.P. and The Goldman Sachs Group, L.P. (collectively, the "Goldman Initial Investors") and the Class A Common Stockholders listed on the signature page hereof ( the "Class A Holders"). Capitalized terms not defined herein shall have the meanings set forth in the Stockholders Agreement (as hereinafter defined).

     WHEREAS, the Company, the Bain Initial Investors and the Non-Bain Majority Stockholders along with certain other holders of the Company's Securities, are parties to a Stockholders Agreement dated as of August 30, 1996, as amended on December 31, 1996 and as amended and in effect from time to time (the "Stockholders Agreement");

     WHEREAS, the undersigned Stockholders of the Company collectively hold a majority of all Shares currently outstanding;

     WHEREAS, the Class A Holders collectively hold a majority of Non-Bain Investor Shares currently outstanding and subject to the Stockholders Agreement;

     WHEREAS, the Capital Investors, the Goldman Initial Investors and the
Bain Investors are purchasing shares of Class C Common Stock of the Company pursuant to an Amended and Restated Class B and Class C Common Stock and Warrant Purchase Agreement dated the date hereof and as a condition thereto have required certain amendments to the Stockholders Agreement;

     NOW, THEREFORE, the parties agree as follows:

     1. Section 1 of the Stockholders Agreement is hereby amended and restated in its entirety as follows:

     "1.   DEFINITIONS.  For purposes of this Agreement:

     1.1.  Certain Definitions. The following terms shall have the following
           -------------------
meanings:

     1.1.1  "Affiliate" shall mean, with respect to any specified Person, any
             ---------
Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified including effective control by virtue of a contractual relationship such as a management agreement or a stockholder transfer or designation or similar agreement other than a management or similar agreement which does not, alone or together with related agreements, result in control of such Person.

     1.1.2.  "Affiliated Fund" shall mean any limited partnership or other
              ---------------
Person formed for the purpose of investing in other companies or businesses and for which (a) any general partner of any Investor or any of its Affiliates has the right to direct the voting of shares of corporations in which such limited partnership or other Person invests or (b) any general partner of an Investor or an Investor or any of their respective Affiliates provides management services.

     1.1.3.  "Bain Investor" shall mean (i) any Bain Initial Investor and
              -------------
(ii) any Affiliated Fund of a Bain Investor which, from time to time, acquires Shares or Warrants and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such stockholder agrees to be bound by the terms of this Agreement to the same extent as a Bain Initial Investor.

     1.14.  "Board" shall mean the Board of Directors of the Company.
             -----

     1.1.5.  "Capital Investor" shall mean (i) ABS Capital Partners II, L.P., a
              ----------------
Delaware limited partnership, Russell Roy, Steve Schuh, Stanley Blaylock, Dick Franyo, Christopher Camut, Terry Hyman, Brent Milner, Kathy Coffey, Mark Klausner, Michael Singer, Stuart Smith and Gary Lessing and (ii) any Affiliated Fund of a Capital Investor which, from time to time, acquires Shares or Warrants and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such stockholder agrees to be bound by the terms of this Agreement to the same extent as the Capital Investor.

     1.1.6.  "Cause" shall mean, (a) in the context of termination of the
              -----
employment of any Management Stockholders, any of the following events or conditions: (i) such person's significant failure to perform (other than by reason of disability) his or her duties and responsibilities to the Company and its Affiliates which failure causes material injury to the Company and is not cured within fourteen (14) days after written notice by the Company to such person, (ii) any act of fraud, embezzlement or other material dishonesty, (iii) conviction of, or plea of nolo contendere to, any felony or any other crime involving fraud, dishonesty or moral turpitude, or (iv) conduct which causes criminal or material civil liabilities to the Company, its Subsidiaries or Affiliates thereof; and (b) shall mean, in the context of a Physician, any of the following events or conditions: (i) fraud or dishonesty with respect to the Company, its Affiliates or their employees, patients or visitors; (ii) suspension or termination from Medicare, Medicaid or any third-party reimbursement program, for cause other than by reason of the fact of employment by the Company or its Affiliates; (iii) ceases to be licensed to practice medicine without restriction under the laws of any state in which the Physician is licensed; (iv) ceases to maintain a current and valid Federal Drug Enforcement Agency license; or (v) conviction of, or plea of nolo contendere to, any felony or any other crime involving fraud, dishonesty or moral turpitude,
(vi) conduct causes criminal or material civil liabilities to the Company, its Subsidiaries or Affiliates thereof or (vii) breach of noncompetition agreement with the Company or any of its Subsidiaries or Affiliates thereof.

     1.1.7.  "Class A Director" shall have the meaning set forth in the
              ----------------
Company's Restated Certificate of Incorporation.

     1.1.8.  "Class C Common" shall mean the Class C Common Stock, $.01 par
              --------------
value per share of the Company.

     1.1.9.   "Common Stock" shall mean the Class A Common, the Class B Common
               ------------
and the Class C Common of the Company.

     1.1.10.  "Common Stock Director" shall have the meaning set forth in
               ---------------------
the Company's Restated Certificate of Incorporation.

     1.1.11.  "Cost" shall mean, in the context of the Cost of securities
               ----
subject to the provisions of Section 5, (i) in the case of Shares, the amount (in the form of subscription price or exercise price or otherwise) paid to the Company upon issuance of such Shares and (ii) in the case of Warrants or Options, an amount equal to the value of the consideration paid therefor as determined by the Board; in each case adjusted appropriately to take account of any stock splits, stock dividends, conversions or consolidations of stock or substantially similar reorganizations of the Company's capital stock.

     1.1.12.  "Effective Time" shall mean August 30, 1996.
               --------------

     1.1.13.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended.

     1.1.14.  "Executive" shall mean Jerilyn Asher or Jay Greenberg.
               ---------

     1.1.15.  "Fair Market Value" shall mean, as of any date, the fair value of
               -----------------
any Share as of the applicable date, as determined pursuant to Section 5.5.

     1.1.16.  "Goldman Investors" shall mean (i) the Goldman Initial Investor
               -----------------
and (ii) any Affiliated Fund of a Goldman Investor which, from time to time, acquires Shares or Warrants and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such stockholder agrees to be bound by the terms of this Agreement to the same extent as the Goldman Investors.

     1.1.17.  "Investors" shall mean the Bain Investors, the Capital Investor
               ---------
and the Goldman Investors.

     1.1.18.  "Investor Initial Shares" shall mean with respect to each Investor
               -----------------------
all Shares originally issued to such Investor.

     1.1.19.  "Investor Majority Holders" shall mean, as of any date, the
               -------------------------
holders of a majority of the Investor Shares outstanding on such date.

     1.1.20.  "Investor Shares" shall mean all Shares issued to (or issued upon
               ---------------
conversion of or otherwise with respect to Shares, Warrants or Options issued
to) or held by the Investors whenever issued.

     1.1.21.  "Majority Stockholders" shall mean, as of any date, the
               ---------------------
holders of a majority of the Shares outstanding on such date.

     1.1.22.  "Management Majority Holders" shall mean, as of any date, the
               ---------------------------
holders of a majority of the Management Shares outstanding on such date.

     1.1.23.  "Management Shares" shall mean all Shares issued to (or issued
               -----------------
upon conversion of or otherwise with respect to Shares issued to) or held by the Management Stockholders, whenever issued, including without limitation all Shares issued pursuant to the exercise of any Warrants or Options, whenever issued; provided, however, that for purposes of this Agreement Management Shares shall not include Shares issued upon exercise of Options (i) outstanding on the Effective Time (ii) which are exercisable as of the Effective Time or on or prior to December 31, 1997, (iii) which Shares shall not exceed 303,057 in the
aggregate and (iv) are held by such   Management Stockholders listed on Schedule
A hereto in the amounts specified therein.

     1.1.24.  "Management Stockholder" shall mean any officer or employee
               ----------------------
of the Company or any of its subsidiaries who, from time to time, acquires Shares or Options and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company and the Investors pursuant to which such stockholder agrees to be bound by the terms of this Agreement applicable to Management Stockholders.

     1.1.25.  "Members of the Immediate Family" shall mean, with respect to any
               -------------------------------
individual, each spouse, parent, brother, sister or child of such individual, each spouse of any such Person, each child of any of the aforementioned Persons, each trust created solely for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

     1.1.26.  "Non-Investor Options" shall mean all Options held by any
               --------------------
Stockholder other than Options held by Investors.

     1.1.27.  "Non-Investor Shares" shall mean all Shares other than Investor
               -------------------
Shares, whenever issued.

     1.1.28.  "Non-Investor Warrants" shall mean all Warrants held by
               ---------------------
Stockholders other than Warrants held by Investors.

     1.1.29.  "Options" shall mean any options to subscribe for, purchase or
               -------
otherwise acquire Shares, including, without limitation, any and all options issued pursuant to the Company's Equity Incentive Plan or any similar plan.

     1.1.30.  "Permitted Transferee" shall mean as to each Management Share
               --------------------
and   Physician Share, a transferee of such Management Share or Physician Share in compliance with Section 4.1 or 4.2.

     1.1.31.  "Person" shall mean any individual, partnership, corporation,
               ------
company, association, trust, joint venture, unincorporated organization or other entity, or any government, governmental department or agency or political subdivision thereof.

     1.1.32.  "Physician Shares" shall mean Shares, Warrants or Options issued
               ----------------
pursuant to the acquisition by an Affiliate of the Company of group practices of certain physicians which are held by Persons who become parties to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company and the Investors pursuant to which such stockholder agrees to be bound by the terms of this Agreement applicable to Physician Stockholders.

     1.1.33.  "Prime Rate" shall mean the rate of interest as announced from
               ----------
time to time by Fleet Bank, at its principal office in Boston, Massachusetts as its prime lending rate, the Prime Rate to change when and if such prime lending rate changes.

     1.1.34.  "Public Event" shall mean any transaction or other event
               ------------
(including, without limitation, a merger with a public company) after or in connection with which shares of common stock of the Company or any successor are registered under the Securities Act or listed on a "national securities exchange" as defined in the Exchange Act or the subject of price quotation through the National Association of Securities Dealers' Automated Quotation System.

     1.1.35.  "Public Offering" shall mean the closing of an offering of Shares
               ---------------
  registered under the Securities Act of Shares of the Company.

     1.1.36.  "Qualified Public Offering" shall mean the closing of a Public
               -------------------------
Offering with (i) the net proceeds of the sale of such Shares by the Company and any stockholder of the Company to equal or exceed $50,000,000 provided that the Investors shall have sold or shall be permitted to sell fifty percent (50%) of the Shares then held by the Investors and the net proceeds of the sale thereof to or the net proceeds of the sale thereof which would be permitted to be sold by the (A) Capital Investor shall equal or exceed seventy-five percent of the total amount invested in capital stock of the Company by the Capital Investors up to $15,000,000, (B) the net proceeds of the sale thereof to the Bain Investors shall equal or exceed seventy-five percent of the total amount invested in capital stock of the Company by the Bain Investors up to $15,000,000 and (C) the net proceeds of the sale thereof to the Goldman Investors shall equal or exceed seventy-five percent of the total amount invested in capital stock of the Company by the Goldman Investors up to $15,000,000 and (ii) subject to a firm commitment underwriting conducted by a nationally recognized underwriter acceptable to a majority of the Class B Directors and Class C Directors, voting together as a single class.

     1.1.37.  "Securities Act" shall mean the Securities Act of 1933, as
               --------------
amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.

     1.1.38.  "Shares" shall mean shares of Common Stock of the Company.
               ------

     1.1.39.  "Transfer" shall mean to sell, assign, pledge, grant a
               --------
participation interest in, encumber, or otherwise dispose of any Shares to any other Person whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process (including, without limitation, divorce decree) or otherwise.

     1.1.40.  "Underlying Shares" shall mean the (i) Shares issuable upon
               -----------------
exercise of any Option or Warrant, (ii) without duplication, any Shares issued upon the conversion of such Shares referred to in clause (i) above and (iii) any Shares issued or issuable with respect to the securities referred to in clauses
(i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Options or

Warrants shall be deemed to be the holder of the Underlying Shares obtainable upon exercise of the Options or Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise of the Options or Warrants; provided, however, that such Underlying Shares shall not be deemed to be outstanding for purposes of this Agreement until they are actually issued. As to any particular Underlying Shares, such shares shall cease to be Underlying Shares when they have been (a) registered under the Securities Act and disposed of in accordance with the registration statement covering them or
(b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act or any similar provision then in force as the requirements of which may be modified by Rule 701 ("Rule 144"), in each case in compliance with any applicable provisions of this Agreement.

     1.1.41.  "Warrants" shall mean any warrants to subscribe for, purchase or
               --------
otherwise acquire Shares, including, without limitation, any and all warrants issued pursuant to the Purchase Agreement."

     2. Section 1.3 is amended to replace the term " Registrable Bain Investor Securities" with "Registrable Investor Securities" wherever it appears.

     3.  Section 2 is amended and restated in its entirety as follows:

         "TERMINATION OF PRIOR STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT AND AGREEMENT OF FUTURE STOCKHOLDERS.

               2.1.  Termination of Prior Agreements. By the execution and
                     -------------------------------
         delivery hereof by certain parties hereto, the Stockholders Voting Agreement dated June 30, 1995 among the Company, Jerilyn Asher, Nancy Kelley and The Investor (as defined therein), the Registration Rights Agreement dated as of June 30, 1995 among the Company and the Purchasers named therein and any agreement pursuant to which any Stockholder hereto is a party which provides for the right to register any securities of the Company under the Securities Act and related rights are terminated and superseded by this Agreement.

               2.2.    Future Stockholders.  The Company agrees not to issue
                       -------------------
         any shares of capital stock (or any securities convertible, exchangeable or exercisable into shares of capital stock) to any person that is not a party to this Agreement, unless such Person agrees to be subject to the provisions of this Agreement and shall be bound by and subject to the terms hereof, unless the Board, including a majority of the Class B and Class C Directors, approves the exclusion of such Person from being a party hereto."

     4. Section 3.1 is amended to add the following at the end of the first paragraph: "Each holder of Class C Common hereby agrees to cast all votes to which such holder is entitled in respect of Class C Common now or hereinafter owned by such holder, whether at any annual or special meeting of stockholders, by written consent or otherwise to (i) elect as a Class C Director of the Company any one individual who is designated to serve on the Board by the Capital Investors and (ii) in the event that and from and after such time as the Goldman Investors have purchased all of the Class C Common allocated to the Goldman Investors as set forth in Exhibit A-2 to the Amended and Restated Class B and Class C Common Stock and Warrant Purchase Agreement dated the date hereof,elect as a Class C Director of the Company any one individual who is designated to serve on the Board by the Goldman Investors. Unless and until the Goldman Investors have purchased the shares contemplated in (ii) above, the additional Class C Director shall remain unfilled and there shall be a vacancy in the Board.

     5.  Sections 3.1, 3.5, 4, 5.4, 6, 7, (other than the last sentence under
Section 7.1.1(b)), and 9 are amended to replace the term "Bain Investors" with "Investors" wherever it appears.

     6. Sections 7, 8, 9 and 10 are amended to replace the term "Bain Investor Shares" with "Investor Shares" wherever it appears.

     7. Section 3.4 is amended by deleting the first sentence thereof and replacing it with the following: "The Company agrees to permit the Bain Investors to have two representatives, the Capital Investor to have two representatives and the Goldman Investor to have two representatives attend meetings of the Board of Directors of the Company."

     8. Section 3.5 is amended (i) to replace the term "Bain Investor Initial Shares" with "Investor Initial Shares" and (ii) to replace "30%" with "15% subject to adjustment for stock splits, reclassifications, and other similar transactions."

     9. Section 6 is amended (i) to replace the term "Proposed Bain Investor Seller" with "Proposed Investor Seller" wherever it appears and (ii) replace the term "Bain Investor Majority Holders" with "Investor Majority Holders" wherever it appears.

    10.  Section 6.3 is amended and restated as follows:

         "Further Assurances.  Each Participating Seller shall, whether in his
          ------------------
         capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such actions as may be reasonably requested in order expeditiously to consummate each Sale pursuant to Section 6.1. Each such Participating Seller agrees (i) to vote all Shares with respect to which he holds power to vote in favor of any proposal to stockholders in connection with the Sale which is approved by the holders of a majority of the outstanding Shares entitled to vote with respect to such matter and (ii) to execute and deliver such agreements as may be necessary for the Participating Seller to be subject to the same terms and conditions with respect to the Sale as apply to the Proposed Investor Seller, including without limitation, an agreement by such Participating Seller to be subject to such purchase price escrow or adjustment provisions as may apply to Stockholders generally and to be liable in respect of any individual representations, warranties, agreements and indemnities to be given by selling Stockholders in the Sale."

    11. Section 7 is amended to add in the first sentence after "Shares", in each case, the term "or Warrants."

    12. Section 8 is amended to replace the term "Initial Bain Investor" with "Investor" wherever it appears.

    13. Section 9 is amended (i) to replace the term "Registrable Bain Investor Securities" with "Registrable Investor Securities" wherever it appears and to delete Section 9.1.3 in its entirety.

    14. Section 9.1.1 is amended by deleting clause (ii) to the proviso and inserting in lieu thereof: "(ii) the number of Shares offered for the account of the Investors pursuant to Section 9.2.1 shall only be reduced in accordance with the terms of Section 9.2.1."

    15. Section 9.2.1 is amended to delete the term "twenty-five percent (25%)" and replace it with "fifteen percent (15%)."

    16. Section 9.2.1 is amended to add the following sentences to the end of the first paragraph:

         "Whenever the Company proposes to register any shares of its Common Stock pursuant to a request for registration under this Section 9.2, the Company shall furnish each Investor prompt written notice of its intent to do so. Upon the request of any Investor given by notice to the Company within twenty (20) days after the effectiveness of such notice from the Company, the Company will use its reasonable best efforts to cause to be included in such registration all of the Shares which such Investor requests to be included therein.

         Neither the Company nor any Person other than an Investor shall be permitted to register any Shares in connection with a registration requested pursuant to this Section 9.2 unless all Shares which have been requested by the Investors to be included in the registration statement have been so included. If the Investors are advised in writing in good faith by any managing underwriter of the securities being offered pursuant to a Public Offering under this Section 9.2 that the number of Shares so offered by the Investors and the Initiating Holders is greater than the number of such shares which can be included in such Public Offering, the number of shares offered by the Investors and the Initiating Holders may be reduced pro rata (based upon the number of Shares offered for the accounts of such Investor) to a number of Shares deemed satisfactory by such managing underwriter; provided,
                                                                     --------
         however, that in the event that the number of Shares offered for the
         -------
         account of an Investor are reduced more than 20%, such registration shall not be included in the calculation of registration under Section 9.2.4.

    17.  Section 9.3 is amended by replacing "30 " with "60".

    18. Section 9.3 is amended by adding the following paragraph immediately following paragraph (h):

         "(i) The Company shall pay all expenses of the holders of Shares participating in any Public Offering pursuant to Section 9.1 or 9.2 (including the fees and expenses payable to a Qualified Independent Underwriter (as such term is defined in Conduct Rule 2720 of the National Association of Securities Dealers, Inc.'s By-laws) other than underwriting discounts and commissions, if any, applicable transfer taxes, if any, and fees and charges of attorneys or other advisors retained by the holders of Shares to advise it in connection with such Public Offering; provided, that the Company shall be required to pay the expenses of one counsel to the Investors for each Class of Common Stock retained by any such holders in connection with the Public Offering."

    19. Section 9.5 is amended as follows: (i) by deleting "the Bain Investors" and inserting, following "selected by" and prior to "an," the following phrase: "holders of a majority of the Investor Shares participating in the public offering."

    20. Section 9.6 is amended to add: (i) immediately following "Each " in the first sentence, "of the Company and" and (ii) immediately after "Transfer," "or issue, as the case may be."

    21. Section 12.2 is amended to replace the term "Non-Bain Investor Stockholders" with "Non-Investor Stockholders" wherever it appears and to replace the term "Non-Bain Investor Majority Holders" with "Non-Investor Majority Holders" wherever it appears.

    22. Section 12.2 is amended: by adding the following at the end of the first sentence: "; provided, further, however, that no such amendment,
                    --------  -------
modification, extension, termination or waiver which affects the rights of the Investors will be effective unless and until the consent of the Investor Majority Holders have been obtained."

    23.  Section 14.2 is amended to add the following:

         If to the Capital Investors, to them at:

                ABS Capital Partners II, L.P.
                1 South Street
                Baltimore, MD  21202
                Attn:  Timothy T. Weglicki

         If to the Goldman Investors, to them at:

                GS Capital Partners II, L.P.
                85 Broad Street
                New York, New York  10004
                Attn:  Joseph Gleberman

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment (or caused this Amendment to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

                                       Physicians Quality Care, Inc.

                                       By /s/
                                          ----------------------------
                                             Title:

                                       Bain Capital Fund V, L.P.

                                       By Bain Capital Partners V, L.P., a
                                           Delaware limited partnership,
                                           its general partner

                                       By Bain Capital Investors V, Inc., its
                                           general partner


                                       By /s/
                                          ----------------------------
                                          Title:  Managing Director


                                       Bain Capital Fund V-B, L.P.

                                       By Bain Capital Partners V, L.P., a
                                           Delaware limited partnership,
                                           its general partner

                                       By Bain Capital Investors V, Inc., its
                                           general partner

                                       By /s/
                                          ------------------------------
                                          Title:  Managing Director

                                       BCIP Associates

                                       By /s/
                                          ------------------------------
                                          Title: a general partner

                                       BCIP Trust Associates, L.P.


                                       By /s/
                                          ------------------------------
                                          Title: a general partner

                                       ABS Capital Partners II, L.P.

                                       By ABS Partners II, L.L.C.,
                                           its General Partner

                                       By /s/
                                          ------------------------------
                                          Title:  Managing Director:



                                       /s/ Russell Ray
                                       ---------------------------------
                                       Russell Ray
                                       115 Longwood Road
                                       Baltimore, MD 21210


                                       /s/ Steve Schuh
                                       ---------------------------------
                                       Steve Schuh
                                       729 Skywater Road
                                       Gibson Island, MD 21056


                                       /s/ Stanley Blaylock
                                       ---------------------------------
                                       Stanley Blaylock
                                       1505 Heather Hill Lane
                                       Hunt Valley, MD 21030


                                       /s/ Dick Franyo
                                       ---------------------------------
                                       Dick Franyo
                                       925 Drohomer Place
                                       Baltimore, MD 21210


                                       /s/ Christopher Camut
                                       ---------------------------------
                                       Christopher Camut
                                       4405 Bedford Place
                                       Baltimore, MD 21218

                                       /s/ Terry Hyman
                                       ---------------------------------
                                       Terry Hyman
                                       3131 O Street, N.W.
                                       Washington, D.C. 20007


                                       /s/ Brent Milner
                                       ---------------------------------
                                       Brent Milner
                                       5505 St. Alban's Way
                                       Baltimore, MD 21212


                                       /s/ Kathy Coffey
                                       ---------------------------------
                                       Kathy Coffey
                                       1800 Broadway, #301
                                       San Francisco, CA 94109


                                       /s/ Mark Klausner
                                       ---------------------------------
                                       Mark Klausner
                                       7105 Charles Spring Way
                                       Towson, MD 21204


                                       ---------------------------------
                                       Michael Singer
                                       3048 Jackson Street
                                       San Francisco, CA 94111


                                       /s/ Stuart Smith
                                       ---------------------------------
                                       Stuart Smith
                                       7834 Ellenham Road
                                       Ruxton, MD 21204


                                       ---------------------------------
                                       Gary Lessing
                                       10 Queensdale Place
                                       London, England W11 4SQ

                                       GS CAPITAL PARTNERS II, L.P.

                                          By:  GS Advisors, L.P.
                                          Its General Partner

                                          By:  GS Advisors Inc.
                                          Its General Partner



                                       By: /s/
                                           -----------------------------
                                           Title:


                                       GOLDMAN, SACHS & CO. VERWALTUNGS GMBH


                                       By: /s/
                                           -----------------------------
                                           Managing Director


                                       By: /s/
                                           -----------------------------
                                           Managing Director or
                                           Registered Agent



                                       GS CAPITAL PARTNERS II OFFSHORE, L.P.

                                          By:  GS Advisors II (Cayman), L.P.
                                          Its General Partner

                                          By:  GS Advisors II, Inc.
                                          Its General Partner



                                       By: /s/
                                           -----------------------------
                                           Title:

                                       THE GOLDMAN SACHS GROUP, L.P.

                                          By:  The Goldman Sachs Corporation
                                                Its General Partner



                                       By: /s/
                                           -----------------------------
                                           Title: Executive Vice President

                                       _________________________________
                                       Jerilyn P. Asher, individually


                                       _________________________________
                                       Arlan Fuller, Jr. M.D., individually


                                       _________________________________
                                       Thomas M. Zizic, M.D. individually



                                       _________________________________
                                                      , individually



                                       _________________________________
                                                       , individually



                                       _________________________________
                                                       , individually